EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into by and between Kurt Schnaubelt (the "Executive") and Avado Brands, Inc., a Georgia corporation (the "Company").

     WHEREAS, the Company is currently in the process of reorganizing its capital structure under Chapter 11 of the Title 11 of the United States Code (11 U.S.C. ss.ss. 101 et seq.) (the "Bankruptcy Code"); and

     WHEREAS, the Company desires to provide for the service and employment of the Executive with the Company, and the Executive wishes to perform services for the Company while the Company is in reorganization and following the effective date of the Company's court-approved plan of reorganization ("Plan of
Reorganization"), all in accordance with the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Executive and the Company hereby agree as follows:

     Section 1. EMPLOYMENT. The Company does hereby employ the Executive and the Executive does hereby accept employment as Chief Financial Officer of the Company. The Executive shall have all the duties, responsibilities and authority normally performed by the Chief Financial Officer and shall render services consistent with such position on the terms set forth herein and shall report to the Chief Executive Officer of the Company (the "CEO"). In addition, the Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries as may reasonably be assigned to him by the CEO or the Board of Directors of the Company (the "Board"), to the extent consistent with his position and status as set forth above. The Executive agrees to devote all of his working time and efforts to the business and affairs of the Company and its subsidiaries, subject to periods of vacation and sick leave to which he is entitled, and shall not engage in activities that interfere with such performance; provided, however, that this Agreement shall not be interpreted to prohibit the Executive, subject to the prior approval of the CEO and Board, from serving on the board of directors of any corporation other than the Company.

     Section 2. TERM OF AGREEMENT. Subject to Section 6 hereof, the term (the "Term") of this Agreement shall commence on the Executive's first day of employment with the Company, which shall be no later than the (fourteenth) 14th day following the date this Agreement is approved by the court presiding over the Company's bankruptcy case (the "Commencement Date") and, subject to Section 7(e), shall continue until the Executive's employment is terminated pursuant to
Section 5.

     Section 3. LOCATION. In connection with the Executive's employment by the Company, the Executive shall be based at the headquarters of the Company in Madison, Georgia, except for required travel for the Company's business.

     Section 4. COMPENSATION.

     (a) BASE SALARY. Effective as of the Commencement Date, the Company shall pay the Executive a base salary ("Base Salary") at an initial rate of $225,000 per year, payable in accordance with the Company's policies relating to salaried employees. The Executive's Base Salary shall be reviewed not less frequently than once per anniversary year of employment and may be increased (but not decreased) by the Compensation Committee of the Board (the "Compensation Committee") in its sole discretion.

     (b) ANNUAL BONUS. Subject to the approval of the Board, commencing with the fiscal year of the Company ("Fiscal Year") in which the Commencement Date occurs, the Executive shall have the opportunity to earn a bonus for each Fiscal Year during the Term as recommended by the Compensation Committee in accordance with the Company's annual bonus plan applicable to the Executive (the "Annual Bonus Plan"), the terms of which are set forth in Exhibit I hereto.

     (c) OTHER BONUSES. The Executive shall be entitled to receive such other bonuses as are determined in the discretion of the Board.

     (d) STOCK OPTIONS. The Executive shall be eligible to receive grants of stock options to purchase shares of common stock of the Company as recommended by the Compensation Committee in its sole discretion.

     (e) FRINGE BENEFITS.

     (i) General. The Executive shall be entitled to participate in each fringe, welfare, death, disability and pension benefit and incentive program adopted from time to time by the Company for the benefit of, and which generally apply to, its highest level of senior executive officers from time to time.

     (ii) Vacation. The Executive will receive four (4) weeks of paid vacation annually, subject to the terms of the Company's vacation policies as they relate to senior executive officers. With prior approval of the Board, the Executive shall be permitted to carry over some or all of an accrued but unused vacation balance into the successive calendar year.

     (iii) Reimbursement of Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his duties hereunder, in accordance with the Company's prevailing policy relating to expense reimbursement.

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     (iv) Indemnification. Executive will be eligible for indemnification to the fullest extent authorized under the Company's Certificate of Incorporation and By-laws (as applicable) and will be eligible for coverage under the Company's Director's & Officer's liability insurance policy, subject to the terms and conditions contained therein.

     Section 5. TERMINATION.

     (a) NOTICE OF TERMINATION.

     (i) "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

     (ii) Any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof.

     (b) DATE OF TERMINATION. "Date of Termination" shall mean:

     (i) if the Executive's employment is terminated because of death, the date of the Executive's death, or

     (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination, which shall not be a date prior to the date such Notice of Termination is given or the expiration of any required notice period.

     (c)  ACCRUED  AND  UNPAID  BENEFITS.   Following  the  termination  of  the
Executive's employment with the Company for any reason, the Executive shall receive:

     (i) any earned, but unpaid, Base Salary,

     (ii) any earned, but unpaid, bonus for any Fiscal Year that ended prior to the Fiscal Year in which the Date of Termination occurs,

     (iii) the cash equivalent of any accrued, but unused, vacation, and

     (iv) any accrued employee benefits, subject to the terms of the applicable employee benefit plans.

     The amounts payable under subparagraphs 5(c)(i), (ii) and (iii) shall be paid within three (3) days following the Date of Termination.

     (d) DEATH. In the event that the Executive's employment hereunder is terminated by reason of the Executive's death, the Company shall pay the amounts described in Section 5(c) above and all benefits payable to the Executive, if any, under the terms of the Company's compensation and benefit plans, programs or arrangements.

     (e) TERMINATION FOR CAUSE. The Company may terminate the Executive's employment under this Agreement for Cause (as defined below) at any time, in which event, any rights of the Executive to continued employment under the Agreement shall thereupon cease.

     (i) As used herein, termination for "Cause" shall mean the occurrence of any of the following:

     (A) that Executive shall have been convicted of, or pleads guilty or nolo contendere to, a felony involving theft or moral turpitude; or

     (B) that Executive shall have engaged in conduct that constitutes gross neglect or willful gross misconduct (including misappropriation or embezzlement of property of, or fraud with respect to, the Company or its subsidiaries or their affiliates) with respect to Executive's employment duties, which results in material and demonstrable harm to the Company; provided, however, that for purposes of determining whether conduct constitutes willful gross misconduct, no act on Executive's part shall be considered "willful" unless it is done by Executive in bad faith and without reasonable belief that his action was in the best interests of the Company.

     (ii) Termination of Executive upon Disability shall not constitute Cause. For this purpose, Executive's "Disability" shall mean, after giving to Executive ninety (90) days' prior written notice of its intention to terminate Executive therefor, Executive's illness or injury that substantially and materially limits the Executive from performing each of the essential functions of the Executive's job, even with reasonable accommodation, and he becomes entitled to receive disability benefits under the Company's long-term disability plan for exempt employees.

     (f) TERMINATION OTHER THAN FOR CAUSE. The Company may terminate the Executive's employment under this Agreement without Cause at any time, in which event, any rights of the Executive to continued employment under the Agreement shall thereupon cease. In the event of such a termination, the Executive shall be entitled to the severance benefits as provided in Section 6(a) hereof.

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     (g)  TERMINATION  BY  THE  EXECUTIVE.   The  Executive  may  terminate  his
employment hereunder voluntarily upon at least thirty (30) days' prior notice to the Company. If Executive's employment is terminated by him for Good Reason, such termination shall be treated as a termination by the Company without Cause under Section 5(f) and the Executive shall be entitled to receive the severance payment and related benefits as set forth in Section 6(a), subject to his prior execution of a release as set forth in Section 6(c). For purposes hereof, the term "Good Reason" shall mean a termination of employment by the Executive for one or more of the following reasons: without the Executive's written consent,
(i) a material reduction in the Executive's duties and responsibilities, (ii) the Executive's removal as Chief Financial Officer, (iii) a reduction in the Executive's annualized Base Salary below $225,000 or the Company's failure to pay Executive his Base Salary for more than 45 calendar days, or (iv) the Company's or its successor's requirement that Executive relocate to a principal corporate office located more than seventy (70) miles from Madison, Georgia.

     Section 6. SEVERANCE.

     (a) SEVERANCE BENEFITS. If the Company terminates the Executive's employment with the Company for any reason other than (i) the Executive's death or (ii) for Cause (a "Qualifying Termination"), the Executive shall be entitled to the following:

     (i) All amounts payable pursuant to Section 5(c);

     (ii) An amount equal to Executive's then-current annual Base Salary in effect at the time of the Qualifying Termination. Such payment shall be made in accordance with the normal payroll practice of the Company over the 12-month period following the Date of Termination;

     (iii) the pro rata portion of Executive's bonus under the Annual Bonus Plan for the fiscal year in which the Date of Termination occurs based on the pro rata portion of actual increased EBITDA compared to the total year planned increased EBITDA versus previous year earned up to the date of termination and the number of full or partial months worked in the fiscal year in which the Executive's employment is terminated.

     (iv) Continued participation in the Company's welfare benefit plans, fringe benefits, and employee perquisites for the 12-month period commencing on the Date of Termination.

     (b) NO MITIGATION. The Executive shall not be required to mitigate damages with respect to any payments made pursuant to this Agreement, and no compensation received by Executive from other employment with respect to services rendered after the Date of Termination shall reduce the obligations of the Company under this Agreement.

     (c) RELEASE OF EMPLOYMENT CLAIMS. The Executive agrees, as a condition to receipt of the payments and benefits provided for in this Section 6, that he will execute a release agreement, in a form attached hereto as Exhibit II, releasing any and all claims arising out of the Executive's employment (other than claims to enforce the terms of this Agreement, claims as a stockholder or optionholder of the Company and claims relating to the Executive's rights under any of the Company's incentive compensation and employee benefit plans and programs to which he is entitled under this Agreement).

     Section 7. CONFIDENTIALITY; NON-COMPETITION.

     (a) CONFIDENTIALITY. "Confidential Information" shall mean non-public information about the Company and its subsidiaries or their affiliates, and their respective clients and customers that is not disclosed by the Company or its subsidiaries for financial reporting purposes and that was learned by the Executive in the course of his employment with the Company, including, without limitation, any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes and records (including computer records) of the documents containing such Confidential Information. Confidential Information does not include information regarding the Executive's own compensation and benefits.

     (i) The Executive acknowledges that in his employment with the Company he will occupy a position of trust and confidence. The Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by the Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information.

     (ii) The Executive acknowledges that all Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries, and that such Confidential Information gives the Company and its subsidiaries a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by or on behalf of or for the benefit of the Company and its subsidiaries or their affiliates or prepared by the Executive during the term of his employment by the Company, but excluding documents relating to the Executive's own compensation and benefits.

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     (b) NON-COMPETITION. During the Executive's employment with the Company and during the one (1) year period commencing on the Date of Termination, if any, the Executive shall not, directly or indirectly, whether as owner, consultant, employee, partner, venturer, agent, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise, compete with the Company or any of its affiliates or subsidiaries in any business in which any of them is engaged while the Executive is employed with Company (such businesses are hereinafter referred to as the "Business"), or assist, become interested in or be connected with any corporation, firm, partnership, joint venture, sole proprietorship or other entity that so competes with the Business. For purposes of this Agreement, the parties acknowledge that the term "Business" refers to the operation of a restaurant concept that is similar to the restaurant concepts operated by the Company or any of its
affiliates  or  subsidiaries.   For  purposes  of   illustration,   the  parties
acknowledge that the Company and its affiliates and subsidiaries currently operate restaurant concepts known as (i) "Mexican Casual" and (ii) "Mexican Fast Casual" and it is expected that the Company and its affiliates and subsidiaries will operate a restaurant concept known as "Grill Oriented Brew Pub." During the one (1) year period commencing on the Date of Termination, the restrictions imposed by this Section 7(b) shall not apply to any business in which the Company or its affiliates and subsidiaries were not engaged at the time of termination of the Executive's employment hereunder or to any geographic area in which the Company or its affiliates and subsidiaries were not engaged in the Business at the time of termination.

     (c) NON-SOLICITATION OF EMPLOYEES.

     (i) The Executive recognizes that he will possess confidential information about other employees of the Company and its subsidiaries or their affiliates relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Company and its subsidiaries or their affiliates.

     (ii) The Executive recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company and its subsidiaries in developing their business and in securing and retaining customers, and will be acquired by him because of his business position with the Company and its subsidiaries.

     (iii) The Executive agrees that, during the Executive's employment with the Company and during the two (2) year period commencing on the Date of Termination he will not, directly or indirectly, solicit or recruit any employee of the Company or its subsidiaries or their affiliates for the purpose of being employed by him or by any competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company and its subsidiaries or their affiliates to any other person. Any bulk mailings, general advertisements or job postings by any entity that employs or engages Executive during the two (2) year restricted period shall not, without more, constitute a violation of Executive's obligations under this Section.

     (d) REMEDIES. In the event of a breach or threatened breach of this Section 7, the Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, the Executive acknowledging that damages would be inadequate and insufficient.

     (e) SURVIVAL OF PROVISIONS. The obligations contained in Sections 6 and 7 shall survive the termination or expiration of the Executive's employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement. If it is determined by a court of competent jurisdiction in any state that any restriction in Section 7 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

     Section 8. RELOCATION EXPENSES. The Executive shall be entitled to the relocation benefits described in Schedule 1 hereto.

     Section 9. WITHHOLDING. The Company shall make such deductions and withhold such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

     Section 10. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand, facsimile or first-class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon delivery or three (3) days after mailing or twenty-four (24) hours after transmission of a facsimile to the respective persons named below:

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     (a) If to the Company:

                                    Avado Brands, Inc.
                                    Hancock At Washington
                                    Madison, GA 30650
                                    Attn:  General Counsel

     (b) If to the Executive:

                                    [To Come]

                                    With a copy to:

                                    [To Come]

     Either party may change such party's address for notices by notice duly given pursuant hereto.

     Section 11. DISPUTE RESOLUTION; ATTORNEYS' FEES. The Company and the Executive agree that any dispute arising as to the parties' rights and obligations hereunder, other than with respect to Section 7 hereof, shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association for resolution of employment disputes then in effect. Each party shall have the right, in addition to any other relief granted by such arbitrator (or by any court with respect to relief granted with respect to Section 7 hereof), to reasonable attorneys' fees based on a determination by the arbitrator (or, with respect to Section 7 hereof, the court) of the extent to which each party has prevailed as to the material issues raised in the dispute.

     Section 12. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of Georgia, without regard to its conflicts of law principles.

     Section 13. TERMINATION OF PRIOR AGREEMENTS. This Agreement terminates and supersedes any and all prior agreements and understandings between the parties with respect to the Executive's employment and compensation by the Company.

     Section 14. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

     Section 15. ASSIGNMENT; SUCCESSORS. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity or any similar event, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

     Section 16. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as little as possible to give as much effect as possible to the intentions of the parties under this Agreement.

     Section 17. HEADINGS; INCONSISTENCY. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall control.

     Section 18. COUNTERPARTS. This Agreement may be executed in counterparts (including counterparts delivered by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     Section 19. REPRESENTATION BY COUNSEL; INTERPRETATION. Each party acknowledges that it has had the opportunity to be represented by counsel in connection with this Agreement. Any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.


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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto signed this Agreement as of the date indicated by the signature below.

                                            AVADO BRANDS, INC.


DATED:
        ----------------------------        ------------------------------
                                            Raymond P. Barbrick
                                            Chief Executive Officer



                                            EXECUTIVE


DATED:
        ----------------------------        ------------------------------
                                            Kurt Schnaubelt


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